CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKET BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                   EXHIBIT 10.38

            Factor IX Patent and Know-how Exclusive License Agreement Between The Children's Hospital of Philadelphia and Avigen, Inc

        This License Agreement ("AGREEMENT") is made by and between THE CHILDREN'S HOSPITAL OF PHILADELPHIA, a Pennsylvania nonprofit corporation ("CHOP"), having a principal place of business at 34th Street and Civic Center Boulevard, Philadelphia, Pennsylvania 19104-4399 and AVIGEN, a California business corporation ("LICENSEE"), having a principal place of business at 1201 Harbor Bay Parkway, #1000, Alameda, California 94502.

        This AGREEMENT is effective this 20th day of May 1999 ("EFFECTIVE
DATE").


CHOP and LICENSEE agree as follows:

1.  BACKGROUND

    1.01 In the course of conducting biomedical and behavioral research, CHOP investigators have made inventions that may have commercial applicability and have assigned their rights to such inventions to CHOP.

    1.02 CHOP desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

    1.03 LICENSEE desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, and/or marketable products for public use and benefit.

    1.04 CHOP represents to the best of its knowledge and belief, without any independent investigation, that it is the owner of all rights, title and interest in said patent application and has the right and ability to grant the license hereinafter described.

2.  DEFINITIONS

    2.01 "ACCOUNTING PERIOD" shall be the periods for which royalty payments are due as further set forth in Paragraph 6.10.

    2.02  "ACTIVE FUNCTIONAL ELEMENT(S)" shall be defined as a [*]

    2.03 "AFFILIATE(S)" shall mean any entity, directly or indirectly, controlling, controlled by, or under common control with LICENSEE. The term "control" means the possession, direct or indirect, of the power to cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

    2.04 "AGREEMENT" shall mean this Agreement, including all appendices and attachments hereto.

    2.05  "BANKRUPTCY EVENT" shall mean any of the following:

          (a) LICENSEE becomes insolvent, or generally fails to pay, or is generally unable to pay, or admits in writing its inability to pay, its debts as they become due or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver of other custodian for LICENSEE or a substantial part of its property, or makes a general assignment for the benefit of creditors

          (b) LICENSEE commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding.

          (c) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding is involuntarily commenced against or in respect of LICENSEE, and such involuntary case or proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief is entered in any such case or proceeding.

          (d) A trustee, receiver, or other custodian is appointed for LICENSEE, or a substantial part of LICENSEE'S property.

    2.06 "BENCHMARKS" mean the performance milestones that are set forth in APPENDIX D.

    2.07 "COMPLETION" shall mean the administration of the last dose of LICENSED PRODUCT to the last enrolled subject of a clinical trial.

    2.08  "EFFECTIVE DATE" shall have the meaning set forth in the Preamble.

    2.09 "FAIR MARKET VALUE" means the cash consideration that LICENSEE, its AFFILIATE or its SUBLICENSEE would realize from an unaffiliated, unrelated buyer in an arm's length sale of an identical item sold in the same quantity and at the same time and place of the transaction.

    2.10 "FIRST COMMERCIAL SALE" shall mean in each country the first sale of any LICENSED PRODUCT by LICENSEE, its AFFILIATES or SUBLICENSEES, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made, and when governmental approval is not required, the first sale in that country.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    2.11 "GOVERNMENT" means the Government of the United States of America and its respective agencies such as the Department of Health and Human Services.

    2.12  "LICENSED FIELD OF USE" means the field of use identified in Appendix
          B.

    2.13  "LICENSED PATENT RIGHTS" shall mean

          a) the U.S. patent application listed in Appendix A, all divisions and continuations of this application, all patents issuing from such applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all such patents;

          b) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in a) above:
              i) continuations-in-part of a) above; ii) all divisions and continuations of these continuations-in-part; iii) all patents issuing from such continuations-in-part, divisions, and continuations; and iv) any reissues, reexaminations, and extensions of all such patents;

          c) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in a) above: all counterpart foreign applications and patents to a) and b) above, including without limitation those listed in Appendix A.

          LICENSED PATENT RIGHTS shall [*]

    2.14 "LICENSED PRODUCT(S)" means any product that in the course of manufacture, use, or sale would use the LICENSED TECHNOLOGY or, in the absence of this AGREEMENT, infringe one or more claims of the LICENSED PATENT RIGHTS that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

    2.15 "LICENSED TECHNOLOGY" shall mean all CHOP information and data in the LICENSED FIELD OF USE that are, or during the term of this AGREEMENT, become available to CHOP and [*]

    2.16 "LICENSED TERRITORY" means the geographical area identified in Appendix B.

    2.17 (a) "NET SALES PRICE" or "NET SALES" shall mean the gross billing price of any LICENSED PRODUCT received by LICENSEE, its AFFILIATES or SUBLICENSEE for the sale or distribution of any LICENSED PRODUCT IN THE LICENSED TERRITORY IN THE LICENSED FIELD OF USE, less the following amounts actually paid out by LICENSEE, its AFFILIATES or SUBLICENSEE or credited against the amounts received by them from the sale or distribution of LICENSED PRODUCT to the extent that such amounts are reflected in the price charged and do not exceed reasonable and customary amounts in the country in which the sale or distribution occurs:


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

              (i)    discounts allowed;
              (ii)   returns;
              (iii) transportation and transportation insurance charges or allowances;
              (iv)   custom charges and duties; and
              (v) sales, transfer and other excise taxes or other governmental charges levied on or measured by the sales but no franchise or income tax of any kind whatsoever.

          (b) Transfer of a LICENSED PRODUCT to an AFFILIATE for sale by the AFFILIATE shall not be considered a sale; in the case of such a transfer the NET SALES PRICE shall be based on the gross billing price of the LICENSED PRODUCT by the AFFILIATE or SUBLICENSEE as invoiced to its customer.

          (c) Every commercial use or disposition of any LICENSED PRODUCT excluding any use:

              (i)   in assuring product testing or control; or
              (ii)  for reasonable promotional distribution to physicians; or
              (iii) for distribution to researchers for the sole purpose of industry research by or on behalf of LICENSEE or any of its AFFILIATES or SUBLICENSEES; or
              (iv)  in obtaining regulatory approvals;

              in addition to a bona fide sale to a bona fide customer (not to be construed as including LICENSEE or any such AFFILIATE or SUBLICENSEE), shall be considered a sale of such LICENSED PRODUCT at the NET SALES PRICE then payable in an arm's length transaction.

          (d) In the event that any LICENSED PRODUCT is sold in combination with an UNLICENSED PRODUCT(S), NET SALES PRICE for purposes of determining royalty payments on such combination shall be calculated by multiplying the NET SALES PRICE of the combination by the fraction A over A+B, in which "A" is the gross selling price of the LICENSED PRODUCT when sold separately during the ACCOUNTING PERIOD in which the sale was made, and "B" is the gross selling price of the UNLICENSED PRODUCT(S) when sold separately during the ACCOUNTING PERIOD in question. For purposes of this subsection (d), all gross selling prices of a LICENSED PRODUCT shall be calculated as the average gross selling price of such LICENSED PRODUCTS for the ACCOUNTING PERIOD as hereafter defined in the country in which the sale is made.

    2.18 "PRACTICAL APPLICATION" means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case or a machine or system; and in each case, under such conditions as to establish that the invention is utilized and that its benefits are to the extent permitted by law or GOVERNMENT regulations available to the public on reasonable terms.

    2.19 "SUBLICENSEE" means any entity to whom the LICENSEE grants a sublicense pursuant to Paragraph 4.01 of this AGREEMENT.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    2.20  "UNLICENSED PRODUCT(S)" means any product, that is not A LICENSED
          PRODUCT

3.  GRANT OF RIGHTS

    3.01 CHOP hereby grants and LICENSEE accepts, subject to the terms and conditions of this AGREEMENT, the exclusive license to LICENSED TECHNOLOGY and LICENSED PATENT RIGHTS in the LICENSED TERRITORY to develop, to make and have made, to use and have used, and to sell and have sold any LICENSED PRODUCT(S) in the LICENSED FIELD OF USE.

    3.02 This AGREEMENT confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of CHOP other than LICENSED PATENT RIGHTS regardless of whether such patents are dominant or subordinate to LICENSED PATENT RIGHTS.

    3.03 The exclusive license granted here in shall terminate upon termination of this AGREEMENT in accordance with Article 14.

    3.04 Promptly following the EFFECTIVE DATE, CHOP shall transfer to LICENSEE all LICENSED TECHNOLOGY in its possession (to the extent that LICENSEE does not already possess such LICENSED TECHNOLOGY). Thereafter, CHOP shall regularly update the LICENSEE with all additions to the LICENSED TECHNOLOGY during the term of this AGREEMENT.

4.  SUBLICENSING

    4.01 LICENSEE may sublicense the rights granted in Section 3.01, provided that such sublicenses shall be at least as favorable to CHOP as the present AGREEMENT.

    4.02 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to CHOP of this AGREEMENT shall be binding upon the SUBLICENSEE as if it were a party to this AGREEMENT. LICENSEE further agrees to attach copies of this AGREEMENT to all sublicense AGREEMENTS. LICENSEE shall be responsible for the operations of any SUBLICENSEE relevant to this AGREEMENT as if such operations were carried out by LICENSEE itself, including, without limitation, the payment of royalties or other payments hereunder.

    4.03 Any sublicenses granted by LICENSEE under Section 4.01 shall provide for the termination of the sublicense, or the conversion to a license directly between such SUBLICENSEES and CHOP, at the option of CHOP upon termination of this AGREEMENT under Article 14.

    4.04 LICENSEE agrees to forward to CHOP a copy of each fully executed sublicense agreement under Section 4.01 postmarked within thirty (30) days of the execution of such agreement provided that LICENSEE may redact from such copy any information that is not relevant to this AGREEMENT. To the extent permitted by law, CHOP agrees to maintain

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          each such SUBLICENSE AGREEMENT in confidence unless SUBLICENSE AGREEMENT becomes part of the public domain.

    4.05 If LICENSEE becomes subject to a BANKRUPTCY EVENT, all payments then or thereafter due and owing to LICENSEE from its SUBLICENSEE shall, upon notice from CHOP to any SUBLICENSEE, become payable directly to CHOP for the account of LICENSEE, provided, however, that CHOP shall remit to LICENSEE the amount by which such payments exceed the amount owed by LICENSEE to CHOP.

5.  STATUTORY AND CHOP REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

    5.01 CHOP reserves an irrevocable, nonexclusive, nontransferable, royalty-free license to the LICENSED TECHNOLOGY and to all inventions licensed under the LICENSED PATENT RIGHTS solely for non-commercial research, teaching, and clinical purposes. Prior to the FIRST COMMERCIAL SALE, LICENSEE agrees to provide CHOP reasonable quantities of LICENSED PRODUCTS for CHOP non-commercial research and teaching use provided that such quantities do not interfere with the commercial development of LICENSED PRODUCTS.

    5.02 To the extent that any invention included within LICENSED PATENT RIGHTS has been partially funded by the GOVERNMENT, this AGREEMENT is subject to the rights of the GOVERNMENT, including, without limitation those rights under 35 U.S.C. Section 200 et seq. and all regulations promulgated thereunder, as amended, and any successor statutes or regulations.

    5.03 LICENSEE agrees that LICENSED PRODUCTS used or sold in the United States shall be manufactured substantially in the United States as required by United States law at the time of production for inventions derived from government funded research.

6.  ROYALTIES AND REPORTING

    6.01 On all sales of LICENSED PRODUCTS anywhere in the world by LICENSEE, its AFFILIATES or SUBLICENSEES, LICENSEE shall pay CHOP royalties in accordance with the schedule as set forth in APPENDIX C and milestones in accordance with the schedule as set forth in APPENDIX E, such undertaking and schedule having been agreed to for the purpose of reflecting and advancing the mutual convenience of the parties.

    6.02 A claim of a patent or patent application licensed under this AGREEMENT shall cease to fall within the LICENSED PATENT RIGHTS for the purpose of computing the earned royalty payments in any given country on the earliest of the dates that a) the claim has been abandoned but not continued, b) the patent expires or irrevocably lapses, or c) the claim has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    6.03 No multiple royalties shall be payable because any LICENSED PRODUCTS are covered by more than one of the LICENSED PATENT RIGHTS.

    6.04 On sales of LICENSED PRODUCTS by LICENSEE to SUBLICENSEE(S) or AFFILIATE(S) (OTHER THAN AS SET FORTH IN SECTION 2.17 (b)) or on sales made in other than an arm's-length transaction, the value of the NET SALES attributed under this Article 6 to such a transaction shall be based on the FAIR MARKET VALUE of LICENSED PRODUCTS.

    6.05 With regard to expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the LICENSED PATENT RIGHTS incurred by CHOP prior to the EFFECTIVE DATE of this AGREEMENT, LICENSEE shall reimburse CHOP within thirty (30) days of CHOP'S submission of a statement and request for payment to LICENSEE, an amount equivalent to [*]

    6.06 With regard to expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the LICENSED PATENT RIGHTS incurred by CHOP on or after the EFFECTIVE DATE of the AGREEMENT, CHOP, at its sole option, may require LICENSEE either:

          (a) to pay CHOP on an annual basis, within sixty (60) days of CHOP'S submission of a statement and request for payment, an amount equivalent to [*]; or

          (b) to pay [*] directly to the law firm employed by CHOP to handle such functions. In such event, however, CHOP and not LICENSEE shall be the client of such law firm.

    6.07 LICENSEE may elect to surrender its rights in any country of the LICENSED TERRITORY under any LICENSED PATENT RIGHTS upon sixty (60) days written notice to CHOP and owe no payment obligation under Paragraph 6.06 for patent-related expenses incurred in that country after the effective date of such written notice.

    6.08 In the event that the royalty paid to CHOP is such a significant factor in the return realized by LICENSEE as to diminish LICENSEE'S capability to respond to competitive market pressures, CHOP agrees to consider in good faith a reasonable reduction in the royalty paid to CHOP as to each such LICENSED PRODUCT for the period during which such market condition exists. Factors determining the size of the reduction will include profit margin on LICENSED PRODUCT and on analogous products, prices of competitive products, total prior sales by LICENSEE, and LICENSEE'S expenditures in LICENSED PRODUCT development. CHOP shall have sole discretion whether to grant a request for royalty reduction by LICENSEE.

    6.09 With each semiannual payment, LICENSEE shall deliver to CHOP a full and accurate accounting to include at least the following information:

          (a) Quantity of each LICENSED PRODUCT sold or leased (by country) by LICENSEE, and its AFFILIATES or SUBLICENSEES;


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (b) Total receipts for each LICENSED PRODUCT (by country);

          (c) Quantities of each LICENSED PRODUCT

              (i) used by LICENSEE and its AFFILIATES or SUBLICENSEES unless such LICENSED PRODUCT is used for the purposes excluded by Paragraph 2.17(c); or

              (ii) sold to the United States Government for which the
                   government requires a reduction in the NET SALES PRICE as a result of its license under 35 USC Sec. 204;

          (d) Reductions from gross sales as permitted in Paragraph 2.17(a).

    6.10 In each year the amount of royalty and other payments due shall be calculated semiannually as of June 30 and December 31 ("ACCOUNTING PERIOD") and shall be paid semiannually within the sixty (60) days next following such date. Every such payment shall be supported by the accounting prescribed in Paragraph 6.09 and shall be made in United States currency by check to the "Joseph Stokes Jr. Research Institute of The Children's Hospital of Philadelphia" and sent to Director, Technology Transfer, The Children's Hospital of Philadelphia, 34th & Civic Center Boulevard, Philadelphia, PA. 19104-4318. Whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the Wall Street Journal for the first business day closest to the applicable June 30 or December 31, as the case may be.

    6.11 If the transfer of or the conversion into United States dollars of any such remittance in any such instance is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based, to the credit and account of CHOP or its nominee in any commercial bank or trust company located in that country, prompt notice of which shall be given to CHOP.

    6.12 Any tax required to be withheld by LICENSEE under the laws of any foreign country for the account of CHOP, shall be promptly paid by LICENSEE for and on behalf of CHOP to the appropriate governmental authority, and LICENSEE shall use its best efforts to furnish CHOP with proof of payment of such tax. Any such tax actually paid on CHOP'S behalf shall be deducted from royalty payments due CHOP.

    6.13 The royalty payments due under the AGREEMENT shall, if overdue, bear interest until payment at a per annum rate equal to one percent (1%) above the prime rate in effect at the Bank of New York on the due date, not to exceed the maximum rate permitted by law. The payments of such interest shall not preclude CHOP from exercising any other rights it may have as a consequence of the lateness of any royalty payment.

7.  PATENT FILING, PROSECUTION, AND MAINTENANCE


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    7.01 CHOP agrees to take responsibility for, but to consult in good faith with, the LICENSEE in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the LICENSED PATENT RIGHTS and shall furnish copies of relevant patent-related documents to LICENSEE. LICENSEE may request in writing alternate patent counsel upon presentation of compelling reasons for dissatisfaction with CHOP patent counsel. Reasonable requests shall be carefully considered by CHOP and reasonable effort will be made to provide mutually agreeable counsel.

    7.02 Each party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the LICENSED PATENT RIGHTS and permit each other to provide comments and suggestions with respect to the preparation, filing, and prosecution of LICENSED PATENT RIGHTS, which comments and suggestions shall be considered by the other party.

8.  RECORD KEEPING

    8.01 LICENSEE agrees to keep accurate and correct records of LICENSED PRODUCTS made, used, or sold under this AGREEMENT appropriate to determine the amount of royalties due CHOP. Such records shall be retained for at least five (5) years following a given reporting period. They shall be available during normal business hours for an annual inspection at the expense of CHOP by an accountant or other designated auditor selected by CHOP for the sole purpose of verifying reports and payments hereunder. The accountant or auditor shall only disclose to CHOP information relating to the accuracy of reports and payments made under this AGREEMENT. If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall reimburse CHOP for the cost of the inspection at the time LICENSEE pays the unreported royalties, including any late charges as required by Paragraph 6.13 of this AGREEMENT. All payments required under this Paragraph shall be due within thirty (30) days of the date CHOP provides LICENSEE notice of the payment due.

    8.02 LICENSEE agrees to conduct an independent audit of sales and royalties at least every [*] if annual sales of the LICENSED PRODUCT are over [*]. The audit shall address, at a minimum, the amount of gross sales by or on behalf of LICENSEE during the audit period, the amount of funds owed to CHOP under this AGREEMENT, and whether the amount owed has been paid to CHOP and is reflected in the records of the LICENSEE. A report by the auditor shall be submitted promptly to CHOP when completed. LICENSEE shall pay for the entire cost of the audit.

    8.03 CHOP may initiate an annual inspection of LICENSEE records as provided for under Paragraph 8.01 not less than twelve (12) months following an independent audit as required under Paragraph 8.02 of this Article.

9.  REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    9.01 Prior to signing this AGREEMENT, LICENSEE has provided to CHOP the performance BENCHMARKS as specified in APPENDIX D, under which LICENSEE shall bring the subject matter of the LICENSED PATENT RIGHTS to the point of PRACTICAL APPLICATION.

    9.02 LICENSEE shall provide written annual progress reports on its LICENSED PRODUCT(S) for the FIELD OF USE within sixty (60) days after December 31 of each calendar year. These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacturing, sublicensing, marketing, and sales during the preceding calendar year, as well as plans for the present calendar year. CHOP also encourages these reports to include information on any of LICENSEE'S public service activities that relate to the LICENSED PATENT RIGHTS. If reported progress differs significantly from that projected in the performance BENCHMARKS, LICENSEE shall explain the reasons for such differences. In any such annual report, LICENSEE may propose amendments to performance BENCHMARKS, acceptance of which by CHOP may not be denied unreasonably. LICENSEE agrees to provide any additional information reasonably required by CHOP to evaluate LICENSEE'S performance under this AGREEMENT. LICENSEE may amend the BENCHMARKS at any time upon written consent by CHOP. CHOP shall not unreasonably withhold approval of any request of LICENSEE to extend the time periods of this schedule if such request is supported by a reasonable showing by LICENSEE of diligence in its performance and toward bringing the LICENSED PRODUCTS to the point of PRACTICAL APPLICATION.

    9.03 LICENSEE shall report to CHOP the date of the FIRST COMMERCIAL SALE in each country in the LICENSED TERRITORY within thirty (30) days of such occurrence.

    9.04 All plans and reports required by either this Article 9 or Article 6 and marked confidential by LICENSEE shall, to the extent permitted by law, be treated by CHOP as technical, commercial and financial information obtained from a person and as privileged and confidential.

10. PERFORMANCE

    10.01 LICENSEE shall develop for commercial use and market CHOP LICENSED PRODUCT(S) as soon as practical, consistent with sound and reasonable business practices, and in accordance with the performance BENCHMARKS in APPENDIX D. LICENSEE shall be solely responsible for performing all clinical trials and obtaining all regulatory approvals necessary for the commercial development and sale of CHOP LICENSED PRODUCTS in the LICENSED TERRITORY and for all costs and expenses related to the foregoing.

    10.02 Upon the FIRST COMMERCIAL SALE, until the expiration of this AGREEMENT, LICENSEE shall [*] to make LICENSED PRODUCTS reasonably accessible to the United States public.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11. INFRINGEMENT AND PATENT ENFORCEMENT

    11.01 CHOP and LICENSEE agree to notify each other promptly of each infringement or possible infringement of the LICENSED PATENT RIGHTS, as well as any facts that may affect the validity, scope, or enforceability of the LICENSED PATENT RIGHTS of which either party becomes aware.

    11.02 CHOP will protect its LICENSED PATENT RIGHTS from infringement and bring suit in its own name when, in its sole judgment, such action may be reasonably necessary, proper and justified.

    11.03 If LICENSEE shall have supplied CHOP with written evidence demonstrating to CHOP'S reasonable satisfaction prima facie infringement of a claim of a LICENSED PATENT RIGHT by a third party, CHOP is by notice requested to take steps to protect the LICENSED PATENT RIGHT, and unless CHOP shall within three (3) months of the receipt of such notice either (i) cause the infringement to terminate; or (ii) initiate legal proceeding against the infringing party. LICENSEE may, upon notice to CHOP, at LICENSEE'S expense, initiate legal proceedings against the infringing party using CHOP'S name if so required by law. LICENSEE'S reasonable and customary expenses for such legal proceedings shall be fully creditable against royalties owed to CHOP, provided royalties as determined in accordance with APPENDIX C shall [*] No settlement, consent judgement or other voluntary disposition of the suit, which invalidates or restricts the claims of such LICENSED PATENT RIGHTS may be entered into without the consent of LICENSEE AND CHOP, which consent shall not be unreasonably withheld. [*] except to the extent that such [*]

    11.04 In the event one party shall initiate or carry on legal proceedings to enforce any LICENSED PATENT RIGHT against any alleged infringement, the other party shall fully cooperate with and supply all assistance reasonably requested by the party initiating or carrying on such proceedings, including without limitation being joined as a necessary party to the suit. The party which institutes any suit to protect or enforce a LICENSED PATENT RIGHT shall have sole control of that suit and shall bear the reasonable expenses (excluding legal fees) incurred by said other party in providing such assistance and cooperation as is requested pursuant to this paragraph. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other party shall be entitled to counsel in such proceedings but at its own expense. Any award paid by third parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of the unreimbursed legal fees and expenses incurred by either party and then to the [*] and then the remainder shall be divided between the parties as follows:

          (a) (i) If the amount is [*] shall receive an amount equal to the [*] less the amount of [*] as a result of the infringement [*] shall receive an amount equal to [*] or

          (b)  As to awards other than [*], the amount will be [*]


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    11.05 For the purpose of the proceedings referred to in this Article 11, CHOP and LICENSEE shall permit the use of their names and shall execute such documents and carry out such other acts as may be necessary.

12. NEGATION OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION;

    12.01 CHOP offers no representations or warranties other than those specified in Article 1.

    12.02 CHOP DOES NOT REPRESENT OR WARRANT THE VALIDITY OF THE LICENSED PATENT RIGHTS AND MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH REGARD TO THE SCOPE OF THE LICENSED PATENT RIGHTS, OR THAT THE LICENSED PATENT RIGHTS MAY BE EXPLOITED WITHOUT INFRINGING OTHER PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES AND HEREBY DISCLAIMS THE SAME.

    12.03 CHOP MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY OF THE LICENSED PATENT RIGHTS, LICENSED TECHNOLOGIES, or LICENSED PRODUCTS AND HEREBY DISCLAIMS THE SAME.

    12.04 CHOP does not represent or warrant that it will commence legal actions against third parties infringing the LICENSED PATENT RIGHTS.

    12.05 LICENSEE shall indemnify and hold CHOP, its trustees, officers, employees, students, fellows, agents, and consultants (collectively, "INDEMNITEES") harmless from and against all liability, demands, damages, expenses (including reasonable attorneys fees and expenses of litigation), and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of a) the use by or on behalf of LICENSEE, its AFFILIATES, SUBLICENSEES, or their directors, employees, or third parties of any LICENSED PATENT RIGHTS or LICENSED TECHNOLOGIES, or b) the design, manufacture, distribution, sale or use of any LICENSED PRODUCTS by LICENSEE, its AFFILIATES or SUBLICENSEES, or other products or processes developed in connection with or arising out of the LICENSED PATENT RIGHTS or LICENSED TECHNOLOGIES. An Indemnitee's right to claim indemnification under Section 12.05 in subject to the terms of this Section 12.06.

    12.06  Any INDEMNITEE which intends to claim indemnification under this
           Article 12 shall promptly notify LICENSEE in writing of any claim or other matter in respect of which the INDEMNITEE intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the LICENSEE of any of its obligations hereunder except to the extent LICENSEE is prejudiced by such failure. The INDEMNITEE shall permit LICENSEE, at its discretion, to settle any such action, claim or other matter. The INDEMNITEE agrees to the complete control of such defense or settlement by LICENSEE; provided


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

           however, such settlement does not adversely affect the INDEMNITEE'S rights hereunder or impose any obligations on the INDEMNITEE in addition to those set forth herein in order for it to exercise such rights. No such action, claim or other matter shall be settled without the prior written consent of LICENSEE, and LICENSEE shall not be responsible for any attorneys' fees or other costs incurred other than as provided herein. The INDEMNITEE shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

13. INSURANCE

    13.01 Beginning at the time any LICENSED PRODUCT is being clinically tested with human subjects by LICENSEE or by any SUBLICENSEE, AFFILIATE or agent, LICENSEE shall at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [*] per incident and [*] annual aggregate and naming the INDEMNITEES as additional insureds. Such commercial general liability insurance shall provide (a) product liability coverage and (b) contractual liability coverage for LICENSEE'S indemnification under this AGREEMENT. If LICENSEE elects to self-insure all or part of the limits described above (including deductibles or retentions that are in excess of [*] annual aggregate) such self-insurance program must be acceptable to CHOP. The minimum amounts of insurance coverage required under this Paragraph 13.01 shall not be construed to create a limit of LICENSEE'S liability with respect to its indemnification under Paragraph 12.05 of this AGREEMENT.

    13.02 LICENSEE shall provide or shall cause to be provided to CHOP written evidence of such insurance within thirty (30) days of commencing clinical trials. LICENSEE shall provide CHOP with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, CHOP shall have the right to terminate this AGREEMENT effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

    13.03 LICENSEE shall maintain such comprehensive general liability insurance during (a) the period that any LICENSED PRODUCT is being clinical tested in human subjects or is being commercially distributed or sold (other than for the purposed of obtaining regulatory approvals) by LICENSEE or by a SUBLICENSEE, AFFILIATE, or agent of LICENSEE and (b) a reasonable period after the period referred to in 13.01 above in which no event shall be less that fifteen years.

    13.04 Any SUBLICENSEE shall maintain insurance in favor of CHOP under the same terms as set forth above.

14. TERM, TERMINATION, AND MODIFICATION OF RIGHTS

    14.01 This AGREEMENT is effective when signed by the parties upon the EFFECTIVE DATE and shall extend to the expiration of the last to expire of the LICENSED PATENT RIGHTS unless sooner terminated as provided in this Article 14.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    14.02 In the event that LICENSEE is in default in the performance of any material obligations under this AGREEMENT, including but not limited to the obligations listed in Paragraph 14.05, and if the default has not been remedied within [*] days after the date of notice in writing of such default, or if such default is not capable of remedy within such [*] day period, then if LICENSEE has not commenced good faith efforts to cure such default, CHOP may terminate this AGREEMENT by written notice, and provided that if such breach is specific as to a given country or countries with respect to a given LICENSED PRODUCT, such termination shall not be as to whole AGREEMENT, but only as to such LICENSED RIGHTS as granted hereunder to LICENSEE with respect to such country or countries and such LICENSED PRODUCT.

    14.03 In the event that LICENSEE becomes subject to a BANKRUPTCY EVENT, LICENSEE shall immediately notify CHOP in writing.

    14.04 LICENSEE shall have a unilateral right to terminate this AGREEMENT and/or any licenses in any country by giving CHOP [*] days written notice to that effect. Such termination is final and CHOP, at its sole discretion, shall be free thereafter to license LICENSED PATENT RIGHTS and LICENSED TECHNOLOGIES to other interested parties in such country.

    14.05 CHOP shall specifically have the right to terminate or modify, at its option, this AGREEMENT, if CHOP determines that the LICENSEE: 1) has not achieved the performance BENCHMARKS listed in APPENDIX D and the LICENSEE cannot otherwise demonstrate to CHOP'S reasonable satisfaction within [*] days of failing to achieve the performance BENCHMARKS that the LICENSEE has taken, or can be expected to take within a reasonable time, effective steps to achieve the performance BENCHMARKS and PRACTICAL APPLICATION of the LICENSED PRODUCTS; 2) has become subject to a BANKRUPTCY EVENT; 3) has not paid any royalty or other payment due CHOP; [*] 5) has committed a material breach of a covenant or agreement contained in the AGREEMENT; [*] In making this determination, CHOP will take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by LICENSEE under Paragraph 9.02. Prior to invoking this right, CHOP shall give written notice to LICENSEE listing concerns as to the previous items 1) to 8) and if LICENSEE fails to initiate corrective action to CHOP'S satisfaction within [*] days of such notice, CHOP may terminate this AGREEMENT.

    14.06 When [*] so require, and after written notice to [*] setting forth the compelling reasons therefor and providing [*] day opportunity to respond, [*] shall have the right to [*] unless [*] can reasonably demonstrate to [*] reasonable satisfaction that the [*] would not materially [*] of the subject matter of the [*] CHOP will not [*] unless the responsible [*].

    14.07 CHOP reserves the right according to 35 U.S.C.Section 209(f) (4) to terminate


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

           or to modify this AGREEMENT if it is determined that such action is necessary to meet requirements for public use specified by federal regulations issued after the date of the license and such requirements are not reasonably satisfied by LICENSEE.

    14.08 Within [*] days of receipt of written notice of CHOP's unilateral decision to modify or terminate this AGREEMENT, LICENSEE may, consistent with the provisions of 37 CFR 404.11, appeal the decision by written submission to the designated CHOP official. The decision of the designated CHOP official shall be the final agency decision. LICENSEE may thereafter exercise any and all administrative or judicial remedies that may be available.

    14.09  Within ninety (90) days of termination of this AGREEMENT under this
           Article 14 or expiration under Paragraph 14.01, a final report in accordance with Section 6.09 shall be submitted by LICENSEE. Any royalty and other payments, including those related to patent expense, due to CHOP shall become immediately due and payable upon termination or expiration. If terminated under this Article 14, CHOP may elect to convert SUBLICENSEE sublicenses to direct licenses with SUBLICENSEE pursuant to Paragraph 4.03.

    14.10 Upon any termination of this AGREEMENT, LICENSEE shall permit CHOP to [*] in order to assist CHOP [*] with respect to those [*].

15. GENERAL PROVISIONS

    15.01 Neither Party may waive or release any of its rights or interests in this AGREEMENT except in writing. The failure of a Party to assert a right hereunder or to insist upon compliance with any term or condition of this AGREEMENT shall not constitute a waiver of that right by such Party or excuse a similar subsequent failure to perform any such term or condition by the other party.

    15.02 This AGREEMENT constitutes the entire AGREEMENT between the Parties relating to the subject matter of the LICENSED PATENT RIGHTS and LICENSED TECHNOLOGIES, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this AGREEMENT.

    15.03 The provisions of this AGREEMENT are severable, and in the event that any provision of this AGREEMENT shall be determined to be invalid or unenforceable under any controlling body of law such determination shall not in any way affect the validity or enforceability of the remaining provisions of this AGREEMENT.

    15.04 If either Party desires a modification to this AGREEMENT, the Parties shall, upon reasonable notice of the proposed modification by the Party desiring the change, confer in good faith to determine the desirability of such modification. No modification will be effective until a written amendment is signed by the signatories to this AGREEMENT or their designees.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    15.05 The construction, validity, performance, and effect of this AGREEMENT shall be governed by the Laws of [*] without regard to any choice or conflict of laws rule or principles that would result in the application of the domestic substantive law of any other jurisdiction other than (i) United States federal law, to the extent applicable and (ii) in regard to any question affecting the construction or effect of any patent, the law of the jurisdiction under which such patent is granted.

    15.06 All notices required or permitted by this AGREEMENT shall be given by prepaid, first class, registered or certified mail properly addressed to the other Party at the address designated on the following Signature Page, or to such other address as may be designated in writing by such other Party, and shall be effective as of the date of the postmark of such notice.

    15.07 This AGREEMENT shall not be assigned by LICENSEE except a) with the prior written consent of CHOP; or b) as part of a sale or transfer of substantially the entire business of LICENSEE relating to operations which concern this AGREEMENT provided that such assignee or transferee has agreed in writing to be bound by the terms and provisions of this AGREEMENT and is so bound by operation of law. LICENSEE shall notify CHOP within ten (10) days of any assignment of this AGREEMENT by LICENSEE pursuant to this Paragraph 15.07 (b).

    15.08 LICENSEE agrees in its use of any CHOP supplied materials to comply with all applicable statutes, regulations, and guidelines, including Public Health Service and National Institutes of Health regulations and guidelines. LICENSEE agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 CFR Part 50 and 45 CFR Part 46. LICENSEE agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying CHOP, in writing, of such research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to CHOP of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of such research or trials.

    15.09 LICENSEE acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant Agency of the U.S. Government or written assurances by LICENSEE that it shall not export such items to certain foreign countries without prior approval of such agency. CHOP neither represents that a license is not required nor that, if required, it shall be issued.

    15.10 LICENSEE agrees to mark the LICENSED PRODUCTS or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate "Patent Pending" status. All LICENSED PRODUCTS


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

           manufactured in, shipped to, or sold in other countries shall be marked in such a manner as to preserve CHOP patent rights in such countries.

    15.11 By entering into this AGREEMENT, CHOP does not directly or indirectly endorse any product or service provided, or to be provided, by LICENSEE whether directly or indirectly related to this AGREEMENT. LICENSEE shall not state or imply that this AGREEMENT is an endorsement by CHOP or its employees in any advertising, promotional, or sales literature without the prior written consent of CHOP. LICENSEE shall not otherwise use the name of CHOP or its employees in any advertising, promotional, sales literature or other publicity without the prior written consent of CHOP.

    15.12 The Parties agree to attempt to settle amicably any controversy or claim arising under this AGREEMENT or a breach of this AGREEMENT, except for appeals of modifications or termination decisions provided for in Article 13. LICENSEE agrees first to appeal any such unsettled claims or controversies to the designated CHOP official, or designee, whose decision shall be considered the final agency decision. Thereafter, LICENSEE may exercise any administrative or judicial remedies that may be available.

    15.13 Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 CFR Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

    15.14 For the purposes of this AGREEMENT, each party shall be, and shall be deemed to be, an independent contractor and not an agent, partner, joint venturer, or employee of the other party.

    15.15 LICENSEE acknowledges that CHOP's investigators are subject to the applicable policies of CHOP including, without limitation, policies regarding conflicts of interest and intellectual property. LICENSEE shall provide CHOP with any AGREEMENT it proposes to enter into with any CHOP investigator (including, without limitation, any member of the medical or research staff of CHOP) for CHOP'S prior review and shall not enter into any oral or written agreement with any such investigator that conflicts with any such policy. CHOP shall provide LICENSEE, at LICENSEE's request, with copies of any such policies applicable to any such employee.

    15.16  Paragraphs 4.03, 4.05, 6.10 - 6.13, 8.01, 8.02,12.01-12.05, 14.08
           -14.10, and 15.12 of this AGREEMENT shall survive termination of this AGREEMENT.


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CHOP PATENT LICENSE AGREEMENT -- EXCLUSIVE

SIGNATURE PAGE


For CHOP:

/s/ Robert G. Uris                                     May 20, 1999
-------------------------------------------            ------------
Robert G. Uris                                             Date:
Vice President, Research Administration


Mailing Address for Notices:

The Children's Hospital of Philadelphia
34th Street and Civic Center Blvd.
Philadelphia, PA 19104-4318


For LICENSEE (Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of LICENSEE made or referred to in this document are truthful and accurate.):

by:

/s/  John Monahan, Ph.D.                               May 20, 1999
-------------------------------------------            ------------
Signature of Authorized Official                           Date

John Monahan, Ph.D.
-------------------------------------------
Printed Name

President & CEO
-------------------------------------------
Title

Mailing Address for Notices:

Avigen, Inc.
1201 Harbor Bay Parkway  #1000
Alameda, CA  95402


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                APPENDIX A -- PATENT(S) OR PATENT APPLICATION(S)




Patent(s) or Patent Applications:

    [*] and the International Application No. PCT/US98/04790 filed March 12,
1998.


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX B--LICENSED FIELD OF USE AND TERRITORY

Licensed Fields of Use:

         [*]


Licensed Territory:

         Worldwide


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
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AMENDED.

APPENDIX C - ROYALTIES

1. For each LICENSED PRODUCT sold by LICENSEE or its AFFILIATE(S) or its SUBLICENSEE(S) coming within the scope of LICENSED PATENT RIGHTS in the country in which such LICENSED PRODUCT is manufactured, used or sold, the royalty shall be [*] of the NET SALES PRICE.

2. During each of the [*] years next following the FIRST COMMERCIAL SALE anywhere in the world by LICENSEE, its AFFILIATE(S) or SUBLICENSEE(S) of each LICENSED PRODUCT not coming within the scope of LICENSED PATENT RIGHTS in the country in which such LICENSED PRODUCT is manufactured, used or sold, LICENSEE shall pay CHOP a royalty on the sale of such LICENSED PRODUCT of [*] percent of the NET SALES PRICE.

3. In the event it is necessary for LICENSEE to pay royalties to unrelated third parties for the manufacture, sale or use of a CHOP-provided ACTIVE FUNCTIONAL ELEMENT(S) in a LICENSED PRODUCT(S), LICENSEE may deduct from any royalties due CHOP under Section 1 and 2 hereof [*] provided, however, that such [*].

4. LICENSEE agrees to pay CHOP a noncreditable, nonrefundable license issue royalty of [*] due as follows: [*] within [*] from the EFFECTIVE DATE of this AGREEMENT, [*] within [*] months from the EFFECTIVE DATE of this AGREEMENT, and [*] within [*] months from the EFFECTIVE DATE of this AGREEMENT. Should LICENSEE [*] LICENSEE agrees to pay CHOP the remaining [*] license issue royalty within [*] of receipt of [*]

5. LICENSEE agrees to pay CHOP a [*] during the term of this AGREEMENT. The [*] incurred by LICENSEE or reimbursement due CHOP pursuant to Section [*] shall thereafter be [*], if any. [*].


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX D - BENCHMARKS


LICENSEE agrees to the following BENCHMARKS for its performance under this AGREEMENT. Within [*] days of achieving a BENCHMARK, shall notify CHOP that the BENCHMARK has been achieved.


1.  [*].

2.  [*].

3.  [*].

4.  [*].

5.  [*].


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX E - MILESTONE PAYMENTS


1. If LICENSED PRODUCT comes within the scope of LICENSED PATENT RIGHTS, CHOP shall receive milestone payments according to the schedule below, said milestone payment being due ninety days (90) following the COMPLETION of each milestone.

2. If LICENSED PRODUCT does not come within the scope of LICENSED PATENT RIGHTS, CHOP shall receive milestone payments equal to [*] of the payments listed in the schedule below, the payment being due ninety days (90) following the COMPLETION of each milestone.

3. In no event will more than one set of milestone payments be due under this AGREEMENT.


                                    SCHEDULE

--------------------------------------------------------------------------------
  Milestone                                 Payment
--------------------------------------------------------------------------------
   [*]                       [*]

   [*]                       [*]

   [*]                       [*]

   [*]                       [*]
--------------------------------------------------------------------------------


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



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